EXHIBIT 3.1
                            ARTICLES OF INCORPORATION
                                       OF
                                  TEMPUS, INC.

                                                                        RECEIVED
                                                                         WYOMING
                                                              SECRETARY OF STATE
                                                               98 APR 16 AM 7:15

         KNOW ALL MEN BY THESE PRESENTS: That the undersigned incorporator being a natural person of the age of eighteen years or more and desiring to form a body corporate under the laws of the State of Wyoming does hereby sign, verify and deliver in duplicate to the Secretary of State of te State of Wyoming, the Articles of Incorporation:

                                    ARTICLE I

                                      NAME

         The name of the Corporation shall be:                TEMPUS, INC.

                                   ARTICLE II

                               PERIOD OF DURATION

         The Corporation shall exist in perpetuity, from and after the date of filing the Articles of Incorporation with the Secretary of State of the State of Wyoming, unless dissolved according to law.

                                   ARTICLE III

                               PURPOSES AND POWERS

         This Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be organized under the Wyoming Business Corporation Act.



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                                   ARTICLE IV

                                  CAPITAL STOCK

         The aggregate number of shares which this Corporation shall have authority to issue is fifty million (50,000,000) shares of $0.001 par value each, which shares shall be of one (1) class of voting common stock.

         1. DENIAL OF PREEMPTIVE RIGHTS. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive of preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

                                    ARTICLE V

                                   AMENDMENTS

         The   Corporation   reserves   the  right  to  amend  its  Articles  of
Incorporation from time to time in accordance with the General Corporation Law of Wyoming.

                                   ARTICLE VI

                        ADOPTION AND AMENDMENT OF BYLAWS

         The initial Bylaws of the Corporation shall be adopted by its Board of Directors. Subject to repeal of change by action of the shareholders, the power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors. The Bylaws may contain any provisions for the regulation and managements of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.

                                   ARTICLE VII

                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the initial registered office of the Corporation is 214 South Center Street - Casper, Wyoming 82601. The name of the initial registered agent at such address is Michael R. Butler. Either the registered office or the registered agent may be changed in the manner permitted by law.


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                                  ARTICLE VIII

                           INITIAL BOARD OF DIRECTORS

         The number of directors of the Corporation shall be fixed by the Bylaws of the Corporation. The initial Board of Directors of the Corporation shall consist of three (3) directors. The names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders and until their successors are elected and shall qualify are as follows:

NAME                                                 ADDRESS

Michael R. Butler                                    13750 Bessemmer Bend Road
                                                     Alcova Route
                                                     Casper, Wyoming 82604

Percy S. Chopping, Jr.                               P.O. Box 1308
                                                     Casper, Wyoming 82602

William A. Erickson                                  2300 EAST 18TH Street, #224
                                                     Casper, Wyoming 82609

                                   ARTICLE IX

                                  INCORPORATOR

         The name and address of the Incorporator is as follows:

NAME                                                 ADDRESS

WILLIAM A. ERICKSON                                  2300 EAST 18TH Street, #224
                                                     Casper, Wyoming 82609

         IN WITNESS WHEREOF, the above-named Incorporator, for the purpose of forming a Corporation under the laws of the State of Wyoming, does make, file and record this certificate of Incorporation and certify that the facts herein stated are true and have accordingly, set his hand and seal at Casper, Wyoming this 14th day of April, 1998.

                             /S/WILLIAM A. ERICKSON
                              William A. Erickson

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STATE OF WYOMING                    )
                                    )SS.
COUNTY OF NATRONA                   )

         I, the undersigned, a Notary Public, hereby certify that on the 14th day of April, 1998, personally appeared before me, William A. Erickson, who being y me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, that it was his free and voluntary act and deed, and that the statements therein contained are true.

         WITNESS my hand and official seal.

         My commission expires:             June 15, 2001


                                            /S/JUDITH ANN FOX
                                            Notary Public